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                                                                    EXHIBIT 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: Riverwood International Corporation, Riverwood Holding, Inc., and RIC Holding, Inc. Registration on Form S-4


We are aware that our report dated August 5, 1997 on our review of interim financial information of Igaras Papeis e Embalagens S.A. for the period ended June 30, 1997 is included in this Amendment No. 1 to Registration Statement No. 333-33499 on Form S-4. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                          COOPERS & LYBRAND BIEDERMANN, BORDASCH


Sao Paulo, Brazil
October 1, 1997